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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
Corvis Corporation

We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated April 26, 2000 relating to the financial statements of Algety Telecom S.A. which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" and "Selected Financial Data" in such Registration Statement.

Coopers & Lybrand Enterprises
Member of PricewaterhouseCoopers

Rennes, July 18, 2000

/s/ Yves Pelle
Partner